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                                                                     Exhibit 2.2



                          [MURRAY & MURRAY LETTERHEAD]



JANICE M. MURRAY, #099996
MAUREEN C. HARRISON, #162063
MURRAY & MURRAY
A Professional Corporation
Attorneys at Law
3030 Hansen Way, Suite 200
Palo Alto, California  94304-1009
(415) 852-9000

Attorneys for Debtor



                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                SAN JOSE DIVISION

In re                                  )
                                       )     Case No. 96-59552-JRG-11
WEITEK CORPORATION, a                  )
California corporation,                )     Chapter 11
                                       )
                  Debtor.              )
                                       )     Date:  March 20, 1997
Employer's Tax Identification          )     Time:  10:00 a.m.
No.:  94-2709963                       )     Place: Courtroom 3020
_______________________________________)     Judge: Hon. James R. Grube



           FIRST MODIFICATION TO FIRST AMENDED PLAN OF REORGANIZATION


      Weitek Corporation, the debtor, debtor in possession and plan proponent herein (the "Debtor"), hereby proposes and files this First Modification to First Amended Plan of Reorganization.

      Exhibit "A" to the Debtor's First Amended Plan of Reorganization is hereby modified as set forth on Exhibit "A" hereto and incorporated herein by reference.

Dated: March 20, 1997                  WEITEK CORPORATION

                                       By /s/ Richard H. Bohnet
                                          ---------------------
                                           Richard H. Bohnet
                                           President & Chief
                                           Executive Officer


                                       -1-
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MURRAY & MURRAY
A Professional Corporation


By /s/ Janice M. Murray
   --------------------
   Janice M. Murray
   Attorneys for Debtor


                                       -2-
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                                    Exhibit A

      Executory Contracts and Unexpired Leases to be Assumed by Debtor and Assigned to Rockwell.

1. Industrial Space Lease dated November 9, 1995 by and between Renco Associates, a California Partnership, and Weitek Corporation.

2.          Software License Agreements

      a. Cadence Design Systems, Inc. Software License Agreement covering the Cadence Dracula III software, dated September 6, 1989.

      b. Viewlogic Systems, Inc. Software License Agreement covering 20 seats of the Chronologics VCS software.

      c. Synopsys, Inc. Software License Agreement covering HDL Compilers, Design Compiler, VHDL Compiler and Library Compiler software.

      d. Cedance Design Systems, Inc. Software License Agreement covering the Verilog HDL software, dated may 4, 1990.

      e. InterHDL, Inc. End-user License Agreement covering the Verilint XL 3.0X software, dated October 2, 1995.

      f. Elpin Systems. Software License Agreement covering the VGS BIOS software, dated August 14, 1995.

      g. Meta-Software, Inc.. Software License Agreement covering the HSPICE software, Rev. 11/29/89.